U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 28, 2009
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrant’s telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 28, 2009, we issued a press release entitled “AMB Property Corporation Announces Second Quarter 2009 Results,” which sets forth disclosure regarding our results of operations for the second quarter 2009. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS.
We, an owner, operator and developer of industrial real estate, today reported results for the second quarter 2009. Funds from operations per fully diluted share and unit was $0.34 for the second quarter of 2009, which included the recognition of $3.8 million, or $0.03 on a per-share basis, in restructuring charges, as compared to $1.05 for the same quarter in 2008. The year-over-year difference is primarily attributable to the recognition of an incentive distribution and development gains in the prior year, as well as the subsequent increase in share count related to our March 2009 equity offering.
Net income available to common stockholders per fully diluted share (“EPS”) for the second quarter of 2009 was $0.12, as compared to $0.73 for the same quarter in 2008.
Disposition Activities
As of June 30, 2009, we have completed property contributions and sales of $461 million, with a stabilized capitalization rate of 6.9 percent, year-to-date.
During the second quarter, we completed sales totaling $156 million, with a 7.8 percent capitalization rate, consisting of the following:
•	The sale of three development properties in the Americas for an aggregate price of $75 million; and

•	The sale of eight properties from our U.S. operating portfolio for an aggregate sales price of $82 million.
We have reduced our share of outstanding debt by approximately $750 million and our G&A costs by 30 percent on a run-rate basis.
Financing Activities
We have completed approximately $1.0 billion of debt repayments, repurchases and extensions, year-to-date. In the second quarter of 2009, we repaid, repurchased and extended approximately $241 million of our overall debt, which included $183 million in bonds repurchased at a yield-to-maturity of 6.3 percent.
As of June 30, 2009, our share of total debt to share of total assets was 44 percent. Our liquidity was approximately $1.2 billion as of June 30, 2009, consisting of $1.0 billion of availability on our lines of credit and $209 million of cash.

Investment Activity
During the quarter, we commenced developments on a previously committed project in Europe and a pre-leased build-to-suit in the Americas, totaling 221,000 square feet (20,600 square meters), with a total estimated investment of $31 million.
Our global development pipeline at quarter end, which included investments held through unconsolidated joint ventures, totaled approximately 9.0 million square feet (836,600 square meters) scheduled for delivery through 2010, with an estimated total investment cost of $758 million. As of June 30, 2009, our share of the projected remaining cash to fund the completion of our development pipeline was reduced to $89 million. The development pipeline was approximately 25 percent pre-leased as of June 30, 2009, with approximately 5.8 million square feet (541,300 square meters) of leasing remaining in order to stabilize the pipeline.
Leasing Activity
During the second quarter of 2009, we commenced leases of approximately 5.8 million square feet (573,000 square meters) in our global operating portfolio. In our development pipeline, we leased more than 434,000 square feet (40,300 square meters).
Owned and Managed Portfolio Operating Results
Our operating portfolio was 90.5 percent occupied at June 30, 2009, with an average occupancy rate of 91.1 percent for the second quarter of 2009. Cash basis same store net operating income, without the effects of lease termination fees, decreased 4.1 percent in the second quarter, driven primarily by lower average same store occupancies and the effect of foreign currency exchange. Average rent change on renewals and rollovers in our operating portfolio decreased by 2.5 percent for the quarter and remained flat for the trailing four quarters ended June 30, 2009.
Supplemental Earnings Measures
Included in the footnotes to our attached financial statements is a discussion of why management believes FFO, FFOPS and FFO, excluding impairment charges and restructuring charges, are useful supplemental measures of operating performance, ways in which investors might use these FFO measures when assessing our financial performance and these FFO measures’ limitations as a measurement tool. Reconciliation from net income available to common stockholders to these FFO measures is provided in the attached tables and published in our quarterly supplemental analyst package.
We define net operating income, or NOI, as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand our operating performance, excluding the effects of costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare our operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because we do not consider our impairment losses to be a property operating expense. We believe that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of our assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. Our real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of our real estate operations and should be excluded from our calculation of NOI.
We consider cash-basis same store net operating income, or SS NOI, to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. We define SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2007. We consider SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps investors compare the operating performance of our real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. A reconciliation from net income to SS NOI is provided below and published in our quarterly supplemental analyst package.

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income (loss)	$29,034	$88,030	$(94,322)	$157,435
Private capital income	(7,795)	(41,413)	(19,490)	(51,336)
Depreciation and amortization	38,724	39,730	80,460	80,214
Real estate impairment losses	—	—	161,067	—
General and administrative and fund costs	25,685	34,128	57,193	69,475
Restructuring charges	3,824	—	3,824	—
Total other income and expenses	22,134	(390)	27,943	(14,536)
Total discontinued operations	(14,544)	(5,167)	(18,020)	(10,621)

NOI	97,062	114,918	198,655	230,631

Less non same-store NOI	(11,487)	(26,839)	(24,030)	(51,783)
Less non cash adjustments(1)	844	(607)	853	(1,794)

Cash-basis same-store NOI	$86,419	$87,472	$175,478	$177,054

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
“Owned and managed” is defined by us as assets in which we have at least a 10 percent ownership interest, are the property or asset manager, and which we currently intend to hold for the long-term.
We are an owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of June 30, 2009, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 156.9 million square feet (14.6 million square meters) in 48 markets within 14 countries. We invest in properties located predominantly in the infill submarkets of its targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
Forward Looking Statements
Some of the information included in this report contains forward-looking statements such as those related to our development projects (including completion, timing of stabilization and delivery, our share of remaining funding required, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), our ability to address our future capital commitments and reduce our cost structure, our ability to meet our forecasts (including our FFO, EPS and operating guidance) and business goals, our ability to weather the economic downturn and grow our business, and projected near-term capitalization rates, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,”

“expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent or failure to lease at all or on expected terms, decreases in real estate values and impairment losses, our failure to obtain, renew or extend financing or re-financing, risks related to debt and equity security financings (including dilution risk), our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, failure to maintain our current credit agency ratings or comply with our debt covenants, international currency and hedging risks, financial market fluctuations, changes in general economic conditions, global trade or in the real estate sector, inflation risks, a downturn in the U.S., California or global economy, increased interest rates and operating costs or greater than expected capital expenditures, risks related to suspending, reducing or changing our dividends, our failure to contribute properties to our co-investment ventures, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, environmental uncertainties, risks related to natural disasters, changes in real estate and zoning laws, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008.

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Rental revenues(1)	$139,575	$161,127	$289,860	$321,323
Private capital revenues	7,795	41,413	19,490	51,336

Total revenues	147,370	202,540	309,350	372,659

Costs and expenses
Property operating costs(1)	(42,513)	(46,209)	(91,205)	(90,692)
Depreciation and amortization	(38,724)	(39,730)	(80,460)	(80,214)
General and administrative	(25,363)	(33,744)	(56,609)	(68,869)
Restructuring charges	(3,824)	—	(3,824)	—
Fund costs	(322)	(384)	(584)	(606)
Real estate impairment losses	—	—	(161,067)	—
Other expenses(2)	(5,684)	(1,422)	(5,022)	(1,330)

Total costs and expenses	(116,430)	(121,489)	(398,771)	(241,711)

Other income and expenses
Development profits, net of taxes	—	30,402	33,286	48,222
Gains from sale or contribution of real estate interests, net	—	—	—	19,967
Equity in earnings of unconsolidated joint ventures, net	4,284	6,059	4,250	8,987
Other income(2)	8,595	1,883	1,529	6,293
Interest expense, including amortization	(29,329)	(36,532)	(61,986)	(67,603)

Total other income and expenses, net	(16,450)	1,812	(22,921)	15,866

Income (loss) from continuing operations	14,490	82,863	(112,342)	146,814

Discontinued operations
Income (loss) attributable to discontinued operations	4,454	4,008	(10,684)	8,074
Gains from sale of real estate interests, net of taxes	10,090	1,159	28,704	2,547

Total discontinued operations	14,544	5,167	18,020	10,621

Net income (loss)	29,034	88,030	(94,322)	157,435
Noncontrolling interests’ share of net (income) loss
Joint venture partners’ share of net (income) loss	(4,949)	(6,424)	(2,771)	(25,687)
Joint venture partners’ and limited partnership unitholders’ share of development profits	—	(1,371)	(1,108)	(6,113)
Preferred unitholders	(1,432)	(1,432)	(2,864)	(2,864)
Limited partnership unitholders	(1,279)	(1,784)	4,041	(2,820)

Total noncontrolling interests’ share of net (income) loss	(7,660)	(11,011)	(2,702)	(37,484)

Net income (loss) attributable to AMB Property Corporation	21,374	77,019	(97,024)	119,951
Preferred stock dividends	(3,952)	(3,952)	(7,904)	(7,904)
Allocation to participating securities(3)	(260)	(666)	(521)	(1,018)

Net income (loss) available to common stockholders	$17,162	$72,401	$(105,449)	$111,029

Net income (loss) per common share (diluted)	$0.12	$0.73	$(0.86)	$1.12

Weighted average common shares (diluted)	145,380	99,269	121,991	99,482

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture. Pro forma rental revenues for the three and six months ended June 30, 2008 would have been $141,235 and $281,806, respectively, and pro forma operating expenses for the three and six months ended June 30, 2008 would have been $41,387 and $80,619, respectively, if AMB Partners II had been deconsolidated as of January 1, 2008.

(2)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three and six months ended June 30, 2009 of $5,462 and $4,179, respectively.

(3)	Represents net income (loss) attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three and six months ended June 30, 2009, there were 930 unvested restricted shares outstanding. For the three and six months ended June 30, 2008, there were 893 unvested restricted shares outstanding.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Net income (loss) available to common stockholders	$17,162	$72,401	$(105,449)	$111,029
Gains from sale or contribution of real estate interests, net of taxes	(10,090)	(1,159)	(28,704)	(22,514)
Depreciation and amortization
Total depreciation and amortization	38,724	39,730	80,460	80,214
Discontinued operations’ depreciation	592	1,162	2,315	2,351
Non-real estate depreciation	(1,953)	(2,155)	(4,090)	(3,789)
Adjustments to derive FFO from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net income (loss) )	4,949	6,424	2,771	25,687
Limited partnership unitholders’ noncontrolling interests (Net income (loss) )	1,279	1,784	(4,041)	2,820
Limited partnership unitholders’ noncontrolling interests (Development profits)	—	1,175	1,108	1,704
FFO attributable to noncontrolling interests	(7,151)	(16,417)	(10,863)	(32,993)
Adjustments to derive FFO from unconsolidated joint ventures
AMB’s share of net income	(4,284)	(6,059)	(4,250)	(8,987)
AMB’s share of FFO	11,786	12,276	19,310	21,138
Allocation to participating securities(2)	(66)	(335)	—	(596)

Funds from operations	$50,948	$108,827	$(51,433)	$176,064

FFO per common share and unit (diluted)	$0.34	$1.05	$(0.41)	$1.70

Weighted average common shares and units (diluted)	148,815	103,241	125,427	103,457

Adjustments for impairment and restructuring charges
Real estate impairment losses	$—	$—	$161,067	$—
Discontinued operations’ real estate impairment losses	—	—	20,786	—
AMB’s share of real estate impairment losses from unconsolidated joint ventures	—	—	4,611	—
Joint venture partners’ noncontrolling interest share of real estate impairment losses	—	—	(4,876)	—

AMB’s share of total impairment charges	—	—	181,588	—
Restructuring charges	3,824	—	3,824	—
Allocation to participating securities(2)	(24)	—	(497)	—

Funds from operations, excluding impairment and restructuring charges	54,748	108,827	133,482	176,064

FFO, excluding impairment and restructuring charges per common share and unit (diluted)	$0.37	$1.05	$1.06	$1.70

Weighted average common shares and units (diluted)	148,815	103,241	125,451	103,457

(1)	Funds From Operations (“FFO”), Funds From Operations Per Share and Unit (“FFOPS”) and FFO, excluding impairment and restructuring charges (together with FFO and FFOPS, the “FFO Measures”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, FFO per share and unit, or FFOPS, and FFO, excluding impairment and restructuring charges, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures.
Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
In addition to presenting FFO as described above, AMB presents FFO, excluding impairment and restructuring charges. AMB calculates FFO, excluding impairment and restructuring charges, as FFO less impairment and restructuring charges and adjustments to derive AMB’s share of impairment charges from consolidated and unconsolidated joint ventures. To the extent that the book value of a land parcel or development asset exceeded the fair market value of a property, based on its intended holding period, a non-cash impairment charge was recognized for the shortfall. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Although difficult to predict, these charges may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate markets. While not infrequent or unusual in nature, these charges are subject to market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these charges reflect market conditions in the short-term but can obscure the value of AMB’s long-term investment decisions and strategies. Management believes FFO, excluding impairment and restructuring charges, is significant and useful to both it and its investors because it more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment. However, in addition to the limitations of FFO Measures generally discussed below, FFO, excluding impairment and restructuring charges, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of FFO and should not be considered a replacement of FFO as AMB defines it or used as an alternative to net income or cash as defined by U.S. GAAP.

AMB believes that the FFO Measures are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures and a reconciliation of the FFO Measures to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income available to common stockholders.

(2)	Represents amount of FFO allocated to outstanding unvested restricted shares. For the three and six months ended June 30, 2009, there were 930 unvested restricted shares. For the three and six months ended June 30, 2008, there were 893 unvested restricted shares.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	June 30, 2009	December 31, 2008
Assets
Investments in real estate
Total investments in properties	$5,835,793	$6,603,856
Accumulated depreciation and amortization	(1,014,490)	(970,737)

Net investments in properties	4,821,303	5,633,119
Investments in unconsolidated joint ventures	434,008	431,322
Properties held for sale or contribution, net	1,072,543	609,023

Net investments in real estate	6,327,854	6,673,464
Cash and cash equivalents and restricted cash	209,345	251,231
Accounts receivable, net	142,288	160,528
Other assets	205,761	216,425

Total assets	$6,885,248	$7,301,648

Liabilities and equity
Liabilities
Secured debt	$1,383,862	$1,522,571
Unsecured senior debt	871,369	1,153,926
Unsecured credit facilities	594,942	920,850
Other debt	392,113	392,838
Accounts payable and other liabilities	351,049	345,259

Total liabilities	3,593,335	4,335,444
Equity
Stockholders’ equity
Common equity	2,647,890	2,291,695
Preferred equity	223,412	223,412

Total stockholders’ equity	2,871,302	2,515,107
Noncontrolling interests
Joint venture partners	280,714	293,367
Preferred unitholders	77,561	77,561
Limited partnership unitholders	62,336	80,169

Total noncontrolling interests	420,611	451,097

Total equity	3,291,913	2,966,204

Total liabilities and equity	$6,885,248	$7,301,648

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated July 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: July 28, 2009	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated July 28, 2009.